SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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United Community Financial Corp.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
INCUMBENT DIRECTORS
BOARD MEETINGS, COMMITTEES AND COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
OWNERSHIP OF UCFC SHARES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
SELECTION OF AUDITORS
AUDIT FEES
PROPOSALS OF SHAREHOLDERS, COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND OTHER MATTERS

UNITED COMMUNITY FINANCIAL CORP.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2004 Annual Meeting of Shareholders of United Community Financial Corp. (UCFC) will be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 29, 2004, at 10:00 a.m., Eastern Time (Annual Meeting), for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To reelect three directors of UCFC for terms expiring in 2006;

2.	To ratify the selection of Crowe, Chizek and Company LLP as the auditors of UCFC for the current fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on March 12, 2004, will be entitled to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING MAY BE ASSURED. Submitting a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

Youngstown, Ohio	Douglas M. McKay
March 29, 2004	President and Chairman of the Board

United Community Financial Corp.
275 Federal Plaza West
Youngstown, Ohio 44503-1203
(330) 742-0500

PROXY STATEMENT

PROXIES

     The enclosed proxy is being solicited by the Board of Directors of United Community Financial Corp., an Ohio corporation (UCFC), for use at the 2004 Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio, on April 29, 2004, at 10:00 a.m., Eastern Time, and at any adjournments thereof (Annual Meeting). Only shareholders of record as of the close of business on March 12, 2004 (Voting Record Date), are entitled to vote at the Annual Meeting. As of the Voting Record Date, there were 31,133,225 votes entitled to be cast at the Annual Meeting.

     Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the re-election of Richard M. Barrett, Thomas J. Cavalier and Douglas M. McKay as directors of UCFC for terms expiring in 2006.

FOR the ratification of the selection of Crowe, Chizek and Company LLP (Crowe Chizek) as the auditors of UCFC for the current fiscal year.

     Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of UCFC at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to UCFC at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person. Proxies may be solicited by the directors, officers and other employees of UCFC and The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of UCFC (Home Savings), in person or by telephone, telecopy, telegraph or mail, only for use at the Annual Meeting. The cost of soliciting proxies will be borne by UCFC.

     In some cases, UCFC has multiple shareholders of record at a single address. UCFC sends a single annual report and proxy statement to that address unless it receives instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce printing and postage costs. If you wish to receive a separate copy of this year’s annual report or proxy statement, you may request it by writing to UCFC at the above address. If you wish to discontinue householding entirely, you may contact Registrar and Transfer Company by telephone at 1-800-368-5948, by e-mail at info@rtco.com, or by written instructions sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Registrar and Transfer at the telephone number or address above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

     This proxy statement is first being mailed to the shareholders of UCFC on or about March 29, 2004.

ELECTION OF DIRECTORS

     The Board of Directors has nominated and proposes the re-election of the following directors for terms expiring in 2006:

			Director of
Name	Age	Positions held	UCFC since
Richard M. Barrett	65	Director	1998
Thomas J. Cavalier	51	Director and President of Butler Wick Corp.	2000
Douglas M. McKay	56	Director, Chairman of the Board and President	1998

     Richard M. Barrett. Prior to his retirement in 1995, Mr. Barrett was the President of Barrett Cadillac, Inc., an automobile dealership located in Youngstown, Ohio.

     Thomas J. Cavalier. Mr. Cavalier is the Chairman of the Board and Chief Executive Officer of Butler Wick Corp. (Butler Wick), positions which he has held since 1985. Mr. Cavalier joined Butler Wick in 1975.

     Douglas M. McKay. Mr. McKay joined Home Savings in 1971. Mr. McKay became Chairman of the Board and President of UCFC in 1998. Since 1995, Mr. McKay has served as Chief Executive Officer and Chairman of the Board of Home Savings and, from 1996 until March 2000, also served as President of Home Savings.

     The Board currently has six members, divided into two classes. As described in more detail below, the Nominating Committee of UCFC’s Board of Directors receives and evaluates recommendations for potential Board members and proposes a slate of potential nominees to the Board of Directors. In accordance with UCFC’s Code of Regulations (Regulations), nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of UCFC by the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If the annual meeting for the election of directors in any year is not held on or before the thirty-first day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of UCFC owned either beneficially or of record by each nominee and the length of time the UCFC shares have been so owned. No nominations were received from any shareholders of UCFC for the Annual Meeting.

     Under Ohio law and the Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Each shareholder will be entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed proxy. If the enclosed proxy is signed and dated by the shareholder but no vote is specified, the shares represented by the proxy will be voted FOR the re-election of the three nominees. No shareholder may cumulate votes in the election of directors.

     If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

     UCFC encourages all directors to attend the Annual Meeting. All of UCFC’s directors attended the 2003 annual meeting of shareholders.

INCUMBENT DIRECTORS

     The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director of	Term
Name	Age	Positions held	UCFC since	Expiring in
Richard J. Schiraldi	49	Director	2002	2005
Herbert F. Schuler, Sr.	63	Director	1998	2005
David C. Sweet	64	Director	2004	2005

     Richard J. Schiraldi. Mr. Schiraldi has been a partner at Cohen & Company, Certified Public Accountants, since 1990. Mr. Schiraldi served as Director of Tax Operations at Cohen from 1983 until 2003.

     Herbert F. Schuler, Sr. Mr. Schuler is the President and Chief Executive Officer of General Extrusions, Inc., an aluminum parts manufacturer, and the President and Treasurer of Genex Tool & Die, Inc. Mr. Schuler has been employed by each company since the 1960s.

     David C. Sweet. Dr. Sweet is the President of Youngstown State University, a position he has held since July 2000. Dr. Sweet served on the Board of Directors of Home Savings from July 2002 until March 1, 2004, when he was appointed to the Board of Directors of UCFC to fill the unexpired term of Donald J. Varner, who retired from the UCFC Board effective February 29, 2004.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Board of Directors of UCFC met thirteen times for regularly scheduled and special meetings during 2003. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which he serves. The Board of Directors has determined that Messrs. Barrett, Schiraldi, Schuler and Sweet are each considered “independent” under the listing standards of The Nasdaq Stock Market, Inc.

     The Board of Directors of UCFC has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of UCFC is responsible for reviewing and reporting to the full Board of Directors on the independent audit of UCFC and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of the Audit Committee are Richard M. Barrett, Richard J. Schiraldi and Herbert F. Schuler, Sr., all of whom are considered “independent” under the listing standards of Nasdaq. The Board of Directors has determined that Richard J. Schiraldi qualifies as a financial expert. The Audit Committee met six times during 2003.

     The Compensation Committee of UCFC is primarily responsible for assisting the Home Savings Compensation Committee in establishing Mr. McKay’s compensation and evaluating, reviewing and administering UCFC’s stock benefit plans. The members of the Compensation Committee are Richard M. Barrett, Richard J. Schiraldi and Herbert F. Schuler, Sr. The Compensation Committee met three times during 2003.

     The Nominating Committee of UCFC is responsible for receiving and evaluating recommendations for potential Board members from directors and shareholders and recommending to the Board a slate of director nominees to be elected by shareholders. In selecting nominees, the Nominating Committee considers first whether current Board members are willing to be re-elected and, if a new nominee is needed, the skills and experience desired in a new director, such as community involvement, business development expertise or financial expertise. Any nominee for election to the Board should possess the highest personal values, judgment and integrity and have an understanding of the regulatory and policy environment in which UCFC operates. The Nominating Committee evaluates nominations properly submitted by shareholders on the same basis that it considers nominations submitted by directors. The members of the Nominating Committee, all of whom are independent, are Richard M. Barrett, Richard J. Schiraldi and Herbert F. Schuler, Sr. A copy of the Nominating Committee’s charter is attached as Exhibit A.

     Each director of UCFC who is also a director of Home Savings receives a $10,000 retainer from Home Savings, and each UCFC director who is not a Home Savings director receives a $10,000 retainer from UCFC. Each director also receives a fee of $400 per UCFC board meeting attended, and each non-employee director receives a fee of $400 per committee meeting attended if he is a committee member, or $600 per committee meeting attended if he is the committee chairman.

EXECUTIVE OFFICERS

     The following information is supplied for certain executive officers of UCFC and Home Savings who do not serve on UCFC’s Board of Directors:

Name	Age	Position held
Patrick W. Bevack	57	Executive Vice President and Chief Financial Officer of Home Savings
Patrick A. Kelly	45	Treasurer and CFO of UCFC
David G. Lodge	64	President and Chief Operating Officer of Home Savings

     Patrick W. Bevack. Mr. Bevack was appointed Executive Vice President and Chief Financial Officer of Home Savings in June 2003. Mr. Bevack joined Home Savings in June 2000 and served as

Senior Vice President of Mortgage Banking until June 2003. Prior to joining Home Savings, he was Executive Vice President and Assistant Secretary of Metropolitan Bank and Trust.

     Patrick A. Kelly. Mr. Kelly was appointed Treasurer of Home Savings in April 1992 and named Senior Vice President of Home Savings in November 1995. Mr. Kelly was appointed Treasurer of UCFC in 1998 and Chief Financial Officer of UCFC in June 2003. Mr. Kelly has been employed by Home Savings since 1983 and has been a director of Home Savings since 1996.

     David G. Lodge. Mr. Lodge was appointed the President and Chief Operating Officer of Home Savings in March 2000. Prior to joining Home Savings, Mr. Lodge was the President, Chief Operating Officer and a director of Metropolitan Bank and Trust and its holding company, Metropolitan Financial Corp.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

     The following table presents certain information regarding the compensation earned by Mr. McKay and the four highest compensated executive officers of UCFC and its subsidiaries (the “Named Executive Officers”) who received cash and cash equivalent compensation in excess of $100,000 from UCFC or one of its subsidiaries for services rendered during 2003:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
				Restricted	Securities
Name and Principal	Fiscal Year Ended			Stock	Underlying	All Other
Position	December 31,	Salary ($)(1)	Bonus ($)	Award(s)($)	Options/SARs (#)	Compensation
Douglas M. McKay	2003	$329,600	$247,200	—	136,752	$61,931	(2)
Chairman and	2002	320,000	240,000	—	136,752	57,360
President, UCFC	2001	309,000	210,000	—	168,852	54,477
David G. Lodge	2003	227,115	170,336	—	80,096	56,731	(3)
President and	2002	220,500	165,375	$60,342	80,096	114,102
COO, Home Savings	2001	210,000	105,000	—	97,541	49,677
Thomas J. Cavalier	2003	211,000	120,852	—	6,315	136,639	(4)
Chairman and CEO,	2002	200,000	33,159	—	5,316	134,031
Butler Wick	2001	210,083	33,159	—	6,043	124,654
Patrick W. Bevack Executive VP and CFO, Home Savings	2003	176,594	97,126	—	52,444	40,905	(5)
Patrick A. Kelly	2003	163,828	90,105	—	57,777	56,731	(6)
Treasurer and CFO,	2002	159,056	87,480	—	57,777	53,760
UCFC	2001	151,482	60,592	—	70,360	49,677

(1)	Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to UCFC of providing such benefits to each named executive officer was less than 10% of his cash compensation.

(2)	Consists of directors’ fees of $20,400, a matching contribution of $6,000 to Mr. McKay’s account in the Home Savings 401(k) Plan (the 401(k) Plan) and the $35,531 value at December 31, 2003, of 3,114 shares allocated to Mr. McKay’s ESOP account.

(3)	Consists of directors’ fees of $15,200, a 401(k) Plan matching contribution of $6,000 and the $35,531 value at December 31, 2003 of 3,114 shares allocated to Mr. Lodge’s ESOP account.

(4)	Consists of directors’ fees of $15,200, commissions of $112,580, profit sharing of $5,859 and a 401(k) Plan matching contribution of $3,000.

(footnotes continue on next page)

(5)	Consists of a 401(k) Plan matching contribution of $5,374 and the $35,531 value at December 31, 2003 of 3,114 shares allocated to Mr. Bevack’s ESOP account.

(6)	Consists of directors’ fees of $15,200, a 401(k) Plan matching contribution of $6,000 and the $35,531 value at December 31, 2003, of 3,114 shares allocated to Mr. Kelly’s ESOP account.

Stock Options

     The following table sets forth information regarding all grants of options to purchase shares of UCFC common stock made to Named Executive Officers during the year ended December 31, 2003:

	Option Grants In Last Fiscal Year
					Potential Realizable
					Value at Assumed Annual
					Rates of Stock Price
					Appreciation for
	Individual Grants				Option Term
	Number of	% of Total Options
	Securities	Granted to	Exercise
	Underlying Options	Employees in	Price	Expiration
Name	Granted (#)(1)	2003 Fiscal Year	($/Share)	Date	5% ($)	10% ($)
Douglas M. McKay	136,752	18.4%	$8.97	3/19/2013	$771,443	$1,954,989
David G. Lodge	80,096	10.8	8.97	3/19/2013	451,836	1,145,042
Thomas J. Cavalier	6,315	0.9	8.97	3/19/2013	35,624	90,278
Patrick W. Bevack	52,444	7.1	8.97	3/19/2013	295,846	749,733
Patrick A. Kelly	57,777	7.8	8.97	3/19/2013	325,931	825,972

(1)	The options were granted on March 19, 2003 and were fully exercisable on the date of grant.

     The following table sets forth information regarding the number and value of unexercised options held by the Named Executive Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/2003 Option/SAR Values
			Number of Securities	Value of Unexercised
			Underlying Unexercised	“In The Money”
			Options/SARs at	Options/SARs at
	Shares Acquired on	Value	12/31/2003(#)	12/31/2003(#) (1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Douglas M. McKay	-0-	N/A	568,995/-0-	$2,247,050/0
David G. Lodge	-0-	N/A	257,733/-0-	980,329/0
Thomas J. Cavalier	-0-	N/A	23,634/-0-	91,917/0
Patrick W. Bevack	-0-	N/A	144,860/-0-	528,291/0
Patrick A. Kelly	-0-	N/A	233,887/-0-	920,153/0

(1)	The amount represents the difference between the aggregate option exercise price and the fair market value of the underlying shares on December 31, 2003 of $11.41 per share.

Employment Agreements

     Home Savings has employment agreements with each of Douglas M. McKay, David G. Lodge, Patrick W. Bevack and Patrick A. Kelly, and Butler Wick has an employment agreement with Thomas J. Cavalier (collectively, Employment Agreements). Each of the Employment Agreements has a term ending on December 31, 2006 and is terminable by Home Savings or Butler Wick, as applicable (the Employers), at any time. In the event of termination by the Employer for “cause,” as defined in the Employment Agreements, the employee has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by the Employer other than for cause or in connection with a “change of control,” as defined in the Employment Agreements, the employee is entitled to a continuation of salary payments for a period of time equal to the remaining term of the Employment Agreement, a continuation of benefits substantially equal to those being provided at the date of termination of his employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which the employee becomes employed full-time by another employer, and a cash bonus equal to the cash bonus, if any, paid to the employee in the twelve-month period prior to the termination of his employment.

     In the event of termination in connection with a “change in control,” the employee is entitled to payment of an amount equal to three times the employee’s annual compensation immediately preceding the termination of his employment. In addition, the employee is entitled to continued coverage under benefit plans until the earliest of the end of the term of his Employment Agreement or the date on which he is included in another employer’s benefit plans as a full-time employee. The maximum which the employee may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (Code). “Control,” as defined in the Employment Agreements, generally refers to the acquisition by any person or entity of the ownership or power to vote 20% or more of the voting stock of the Employer or UCFC, the control of the election of a majority of the directors of the Employer or UCFC, or the exercise of a controlling influence over the management or policies of the Employer or UCFC.

     The aggregate payments that would have been made to Messrs. McKay, Lodge, Cavalier, Bevack and Kelly pursuant to the Employment Agreements, assuming their termination at December 31, 2003, following a change of control, would have been approximately $985,504, $679,074, $630,890, $528,016 and $489,846, respectively.

Compensation Committee Report

     The business of UCFC consists principally of holding the stock of its subsidiaries, Home Savings and Butler Wick. The functions of the executive officers of UCFC pertain primarily to the operations of Home Savings and Butler Wick, and the executive officers receive their compensation from the appropriate subsidiary. The Compensation Committee of UCFC has furnished the following report concerning executive compensation.

     Process for Determining Compensation. The compensation of Douglas M. McKay, the President and Chief Executive Officer of UCFC and the Chief Executive Officer of Home Savings, is reviewed annually by the Compensation Committee of Home Savings. The Compensation Committee of Home Savings utilizes industry survey data and takes into consideration asset bases and geographic location. In addition, the Compensation Committee of UCFC assesses Mr. McKay’s contribution to UCFC, the skills and experiences required for his position and his potential contributions to the future of UCFC. Based on these assessments, the Compensation Committee of UCFC makes a recommendation to the Board of Directors of Home Savings, which makes the final decision. Mr. McKay does not participate in discussions or decisions relative to his compensation.

     Compensation Policies. The executive compensation program of UCFC and its subsidiaries is designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The program includes a performance incentive component that is intended to reward executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives. In furtherance of this goal, the program consists of three main components: (1) base salary; (2) bonuses, which are either discretionary or based on the appropriate company’s performance; and (3) stock awards and stock options to provide long-term incentives for performance and to align executive officer and stockholder interests.

     Determination of CEO’s Compensation. The Compensation Committee recommended, and the outside Board members of UCFC and Home Savings approved, a base salary for Mr. McKay of $339,488 for the year 2004, and a performance incentive award for 2003 of $247,200, pursuant to the policies described above. The decision was based on Mr. McKay’s current compensation and comparative salary data gathered from various industry compensation surveys, which indicate that his compensation level as compared to that of peer companies falls within the “market average”, as well as the Compensation Committee’s assessment of the performance of Mr. McKay, Home Savings and UCFC during 2003.

Submitted by the Compensation Committee of UCFC Board of Directors:

Richard M. Barrett            Richard J. Schiraldi            Herbert F. Schuler, Sr.

Compensation Committee Interlocks and Insider Participation

     During 2003, no member of the Compensation Committee was a current or former executive officer or employee of UCFC, Home Savings or Butler Wick or had a reportable business relationship with UCFC, Home Savings or Butler Wick.

Performance Graph

     The following graph compares the cumulative total return on UCFC’s common shares since December 31, 1998, with the total return of an index of companies whose shares are traded on The Nasdaq Stock Market and an index of publicly traded thrift institutions and thrift holding companies. The graph assumes that $100 was invested in UCFC shares on December 31, 1998.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
United Community Financial Corp.	100.00	110.39	80.75	87.38	108.85	148.12
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Thrifts Index	100.00	81.69	130.44	139.42	166.32	235.45

Certain Transactions

     Home Savings makes loans to executive officers and directors of UCFC and its subsidiaries in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable loans to other persons. All outstanding loans to executive officers and directors were made pursuant to such policy, do not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

OWNERSHIP OF UCFC SHARES

     The following table sets forth certain information regarding the only person known to UCFC to own beneficially more than five percent of the outstanding common shares of UCFC as of March 12, 2004:

	Amount and nature of	Percent of
Name and address	beneficial ownership	shares outstanding
United Community Financial Corp. Employee Stock Ownership Plan 808 17th Street, N.W. Washington, D.C. 20006	4,146,837 (1)	13.3%

(1)	Riggs Bank N.A., as the Trustee for the United Community Financial Corp. Employee Stock Ownership Plan (the ESOP), has sole investment power over the ESOP shares. The Trustee may be deemed to have voting power over the 2,710,961 unallocated shares, although the plan provides that unallocated shares shall be voted by the Trustee in the same proportion as participants direct the voting of allocated ESOP shares.

     The following table sets forth certain information regarding the number of common shares of UCFC beneficially owned by each director and Named Executive Officer and by the directors and executive officers of UCFC as a group as of March 12, 2004:

	Amount and nature of
	beneficial ownership
	Sole voting or		Shared voting or	Percent of
Name and address (1)	investment power		investment power	shares outstanding
Richard M. Barrett	60,920		18,975	*
Patrick W. Bevack	117,398	(2)	0	*
Thomas J. Cavalier	69,334	(2)	0	*
Patrick A. Kelly	375,019	(2)	22,529	1.3%
David G. Lodge	219,081	(2)	1,350	*
Douglas M. McKay	370,371	(2)	0	1.2
Richard J. Schiraldi	5,437		0	*
Herbert F. Schuler, Sr.	55,971		54,860	*
David C. Sweet	275		0	*
All directors and executive officers as a group (9 persons)	1,273,806	(2)	97,714	4.3

*	Less than one percent of the total outstanding.

(1)	Each of the persons listed in this table may be contacted at the address of UCFC.

(2)	Includes the following number of shares that may be acquired upon the exercise of options awarded under the United Community Financial Corp. Long-Term Incentive Plan: Mr. Cavalier – 23,634; Mr. Kelly – 169,516; Mr. Lodge – 146,679; Mr. McKay – 302,875; Mr. Bevack – 84,860; and directors and executive officers as a group – 727,564.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires UCFC’s executive officers and directors, and persons who own more than ten percent of UCFC’s common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide UCFC with a copy of such form. Based on UCFC’s review of the copies of such forms it has received, UCFC believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2003, except for the following: Messrs. Cavalier, Kelly, Bevack and Steele each filed two late Forms 5 reporting the award of stock options in 2001 and 2002 and a late Form 4 reporting an award of stock options in 2003; Mr. Lodge filed a late Form 5 reporting an award of stock options in 2001 and a late Form 4 reporting an award of stock options in 2003; and Mr. McKay filed a late Form 4 reporting an award of stock options in 2003.

AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for overseeing UCFC’s accounting functions and controls, as well as hiring an accounting firm to audit UCFC’s financial statements. The Audit Committee has adopted a charter to set forth its responsibilities, a copy of which is attached as Exhibit B (the Charter).

     As required by the Charter, the Audit Committee received and reviewed the report of Crowe Chizek regarding the results of their audit, as well as the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of UCFC. A representative of Crowe Chizek also discussed with the Audit Committee the independence of Crowe Chizek from UCFC, as well as the matters required to be discussed by Statement of Auditing Standards 61, as may be amended from time to time. Discussions between the Audit Committee and the representative of Crowe Chizek included the following:

•	Crowe Chizek’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Crowe Chizek’s retention

•	Whether Crowe Chizek encountered any difficulties in performing the audit

•	Crowe Chizek’s judgments about the quality of UCFC’s accounting principles

•	Crowe Chizek’s responsibilities for information prepared by management that is included in documents containing audited financial statements

     Based on its review of the financial statements and its discussions with management and the representative of Crowe Chizek, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC.

     Richard M. Barrett           Richard J. Schiraldi           Herbert F. Schuler, Sr.

SELECTION OF AUDITORS

     The Board of Directors has selected Crowe, Chizek as the auditors for the current fiscal year. Management expects that a representative from Crowe Chizek will be present at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares of UCFC represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of UCFC for the current fiscal year. Shares that are represented in person or by proxy at the Annual Meeting but not voted (non-votes) will have the same effect as a vote against the approval of such ratification, as will abstentions. If, however, a shareholder has signed and dated a proxy but has not voted on the ratification of the selection of Crowe Chizek by checking an appropriate block on the proxy, such person’s shares will be voted FOR the ratification of the selection of Crowe Chizek and will not be considered non-votes.

AUDIT FEES

     The aggregate fees billed by Crowe Chizek to UCFC for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Audit Fees	$138,400		$119,050
Audit-Related Fees	12,820	(1)	16,240
Tax Fees	17,525	(2)	43,766
All Other Fees	17,474	(3)	14,266

(1)	Includes fees for services related to attestation on internal controls, the audit of the 401(k) and ESOP and an evaluation of management’s assertions relative to U.S. Department of Education reporting requirements.

(2)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns and various consulting services.

(3)	Includes fees for the allocation of ESOP shares among plan participants and preparation of Form 5500 for the plan, consulting related to the fee for the CEO/CFO toolkit and consulting services related to impairment testing of goodwill and core deposit intangible assets.

PROPOSALS OF SHAREHOLDERS, COMMUNICATIONS WITH
THE BOARD OF DIRECTORS AND OTHER MATTERS

     Any proposals of qualified shareholders intended to be included in the proxy statement for the 2005 Annual Meeting of Shareholders of UCFC should be sent to UCFC by certified mail and must be received by UCFC not later than November 29, 2004. In addition, if a shareholder intends to present a proposal at the 2005 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 12, 2005, then the proxies designated by the Board of Directors of UCFC for the 2005 Annual Meeting of Shareholders of UCFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

     The Board of Directors provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors c/o Secretary, United Community Financial Corp., 275 Federal Plaza West, Youngstown, Ohio 44503-1203. All communications will be compiled by the Secretary of UCFC and submitted to the Board or the individual directors.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

Youngstown, Ohio	Douglas M. McKay
March 29, 2004	President and Chairman of the Board

EXHIBIT A

UNITED COMMUNITY FINANCIAL CORP.
CHARTER OF THE NOMINATING COMMITTEE

January 14, 2004

PURPOSE

     The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of United Community Financial Corp. (the “Company”) shall be to identify and screen individuals to become members of the Board; receive and evaluate recommendations for potential Board members from shareholders; recommend to the Board the slate of director nominees to be elected by shareholders; recommend directors to be elected by the Board to fill any vacancies; and handle other matters as the Board deems appropriate.

MEMBERS

     The Committee shall consist of at least three members, all of whom must qualify as independent directors (“Independent Directors”) under the listing standards of The Nasdaq Stock Market and other applicable rules and regulations.

     The members of the Committee shall be appointed by the Board. The members shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the Independent Directors of the Board then in office.

RESPONSIBILITIES

     To fulfill its purposes, the Committee shall:

1.	Identify and evaluate prospective candidates for the Board, including those individuals properly nominated by shareholders. In selecting nominees, the Committee may consider whether a current Board member wishes to be re-elected and, if a new nominee is needed, the skills and experience desired in a new director, such as community involvement, marketing or sales experience, financial expertise, business experience, technological knowledge or business development expertise. The Committee shall look for candidates who, both individually and as a group:

a.	meet the Company’s strategic needs and will be most effective in meeting the long term interests of the Company and its shareholders;

b.	possess the highest personal values, judgment and integrity;

c.	have an understanding of the regulatory and policy environment in which the Company operates; and

A-1

d. have diverse experience in the key business, financial and other challenges that face the Company.

2.	Recommend to the Board a slate of potential nominees to be proposed at the Company’s annual meeting of shareholders, including the nomination of incumbent directors for re-election, as appropriate.

3.	Consider and recommend to the Board the appropriate size of the Board and retirement and other tenure policies for directors.

4.	Review the structure and composition of the Board’s other committees and make recommendations to the Board with respect to such matters.

5.	Review directorships in other public companies held by or offered to directors of the Company.

6.	Evaluate annually the performance of the Committee and the adequacy of the Committee’s charter.

7.	Review senior management membership on outside boards.

OUTSIDE ADVISORS

     The Committee shall have the authority to retain such outside counsel, experts, and other advisors, including search firms to identify director candidates, as it determines appropriate to assist it in the full performance of its functions.

MEETINGS

     The Committee shall meet as often as it deems necessary or appropriate and at such times and places as it may determine. A majority of the Committee shall constitute a quorum. Meetings of the Committee may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting. Minutes shall be kept and provided to the Board. The Committee shall make reports to the Board on its activities at such times as the Committee deems appropriate.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Richard J. Schiraldi
Richard J. Schiraldi, Chairman
Nominating Committee

A-2

EXHIBIT B

UNITED COMMUNITY FINANCIAL CORP.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER
(as approved by the Board of Directors on July 16, 2003)

     1. PURPOSE. The Company’s Audit Committee is a committee consisting entirely of members of the Company’s board of directors. The Committee is established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of its financial statement. The Committee also will oversee the Company’s process for monitoring compliance with the Company’s policies and code of business ethics and conduct. Unless in context references to the Company clearly mean United Community Financial Corp. alone, references to the Company generally shall be taken to include United Community Financial Corp. and subsidiaries. References to independent auditors or independent auditor shall mean a registered public accounting firm registered with the Public Company Accounting Oversight Board established under Title I of the Sarbanes-Oxley Act of 2002.

     2. MEMBERSHIP AND QUALIFICATION. Annual Election. The Committee members shall be elected annually by the board for terms of one year or until their successors are duly elected and qualified. The Committee may designate from among its members an individual who shall serve as Chairman of the Committee.

     At Least Three Members, All of Whom Shall Be Independent. The Committee shall consist of at least three directors, each of whom must be and remain independent. A Committee member shall not be considered independent if he or she fails to satisfy the standards of independence set forth in (a) section 10A(m)(3) of the Securities Exchange Act of 1934 (15 U.S.C. 78f(m)(3)), (b) Securities and Exchange Commission (SEC) Rule 10A-3(b) (17 CFR 240.10A-3(b)), and (c) Rule 4200(a) of the National Association of Securities Dealers, Inc. (NASD), whether because he or she accepts consulting, advisory, or other compensatory fees from the Company or any subsidiary, or because he or she is an affiliated person of the Company or a subsidiary, or for other reasons under those laws. No member of the Committee may accept any consulting, advising, or other compensatory fee from the Company except for service on the board of directors or a committee or committees of the board.

     All Committee Members must Be Financially Literate, but May Not Serve on More than Two Audit Committees of Public Companies. Each member of the Committee must, in the judgment of the board, be financially literate and be able to read and understand the Company’s basic financial statements. Committee members shall not simultaneously serve on the audit committee of more than two other public companies.

     At Least One Audit Committee Member Shall Be a Financial Expert. At least one member of the Committee shall be an “audit committee financial expert,” as that term is defined in SEC rules (Regulation S-K Item 401(h)(2); 17 CFR 229.401(h)(2)). The board of directors shall decide whether a member of the Committee is an “audit committee financial expert.”

     3. MEETINGS AND OTHER ACTIONS. Frequency of Meetings. The Committee shall meet after the end of each fiscal quarter but before the release of quarterly or annual earnings, and it shall review the proposed earnings release and related Form 8-K Item 12 disclosure. The Committee shall meet separately and at least as frequently as every quarter with management, with the Company’s internal auditors, and with the Company’s independent auditors. The Committee shall meet at such other times as it considers necessary to fulfill its responsibilities.

     Notice of Meetings and Conduct of Meetings. Meetings may be called by the Committee Chairman or by a majority of Committee members. All meetings and other actions of the Committee shall be according to the Company’s regulations, including provisions governing notice of meetings and waivers of notice, the number of Committee members required to take actions at meetings and by written consent, and other related matters. Unless contrary to the regulations, a majority of the members of the Committee shall constitute a quorum, and any act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may request that members of management or representatives of the independent auditors be present at any Committee meeting.

     Committee Reports to the Board of Directors. Reports of meetings of and actions taken at meetings or by consent of the Committee since the most recent board meeting shall be made by the Committee Chairman or his or her delegate to the board at the time of or before the board’s next regularly scheduled meeting after the Committee meeting or action. The report shall be accompanied by any recommendations from the Committee to the board. In addition, the Committee Chairman or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

     The Committee Shall Not Delegate its Authority. Unless otherwise authorized by the board and except as may be allowed by this Audit Committee Charter, the Committee shall not delegate any of its authority to any subcommittee.

     4. COMMITTEE AUTHORITY AND RESPONSIBILITIES. (a) Internal Controls. In conjunction with management, the independent auditors, and the internal auditors, the Committee shall evaluate the adequacy of the Company’s financial reporting systems and business process controls at least as frequently as every quarter, discussing significant exposures and the actions management has taken to monitor and control exposures. The Committee shall also review any significant findings noted by the independent auditors or by the internal auditors in the course of their audits, as well as management responses.

     (b) Accounting and Financial Reporting Generally. In its general oversight of the Company’s financial reporting, the Committee shall —

     1) Evaluate Accounting and Financial Reporting Issues and New Pronouncements: evaluate significant accounting and reporting issues identified by management, the independent auditors, or the internal auditors or otherwise identified in the course of the Committee’s review of the Company’s financial statements and its discussions with auditors, including recent professional and regulatory pronouncements considered by the Company or auditors to be particularly relevant to the Company,

     2) Review Accounting and Financial Reporting Choices and Critical Accounting Policies: review with management and independent auditors management’s proposals regarding (a) new accounting pronouncements, (b) the adoption of or proposed changes in material accounting principles and practices employed in the preparation of the Company’s financial statements, (c) alternative principles and practices that could have been employed by the Company and the reasons for selecting the principles and practices employed, (d) the financial impacts of the principles and practices employed compared to those of the other alternatives available, and (e) the use of any “pro forma” or “adjusted” non-GAAP information, which must in the case of public disclosures comply with the SEC’s Regulation G (17 CFR 244.100 — 244.102) and in the case of filings with the SEC comply with Regulation S-K (17 CFR 229.10, Item 10),

     3) Meet Quarterly in Private Sessions with and Solicit the Opinions of Independent and Internal Auditors: (a) meet at least quarterly in private sessions — without any other members of management being present — with independent auditors and with the Company’s internal auditors to discuss matters that the Committee or the auditors believe should be discussed, and (b) inquire of the independent and internal auditors whether they have any concerns about accounting or reporting risks or exposures, the quality of the Company’s accounting practices and whether the Company employs any aggressive accounting practices, any business transactions that could affect the fair presentation of the Company’s financial condition or results of operations, or any weaknesses in the Company’s internal control systems,

     4) Allow for Confidential Submission of Complaints: establish procedures for (a) the receipt, retention, and treatment of any complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company or subsidiaries of any concerns regarding questionable accounting or auditing matters, and

     5) Review the Chief Executive Officer’s and the Chief Financial Officer’s Certifications: review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

     (c) Annual Financial Statements. For the audit of the Company’s annual financial statements, the Committee shall

     1) Consider the Audit Scope Before the Audit: review with the independent auditors the proposed audit scope and planning and staffing of the audit,

     2) Discuss Privately with the Independent Auditors the Results of the Audit: discuss privately with the independent auditors whether there have been any audit problems or difficulties and any related responses by management. The Committee shall discuss with the independent auditors (a) whether management has placed any restrictions on the scope of the independent auditors’ work or their access to information, (b) whether any accounting adjustments have been noted or proposed by the independent auditors but not adopted, and inquire whether there have been any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues raised in the Company’s audit, and (c) any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company, as well as any other material written communications between the independent auditors and management that the independent auditors or management brings to the Committee’s attention,

     3) Review the Audited Financial Statements and Management’s Discussion and Analysis Before Filing: meet with management and the independent auditors to review the annual financial statements and related notes, as well as the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), before they are filed with the SEC or otherwise publicly released, and inquire whether the financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles (GAAP),

     4) Review Related-Party Transactions: review any material related party transactions that occurred in the most recent fiscal year, including the transaction’s business purpose, pricing, and fairness, and

     5) Prepare a Report of its Review for Public Disclosure: the Committee also shall make a recommendation to the board regarding inclusion of the financial statements, notes, and MD&A in the Company’s Annual Report on Form 10-K, and make such reports in the Company’s proxy statement or annual report of the Committee’s activities and evaluations as may be required by SEC rules (17 CFR 229.306, Regulation S-K Item 306; 17 CFR 240. l4a-101, Schedule 14A Item 7(d)(3)(i)).

     (d) Interim Financial Statements. For interim financial statements, the Committee shall (1) meet with management, internal auditors, and the independent auditors to review the interim financial statements and related notes, as well as the related MD&A, before filing or other public release, and inquire whether the financial statements and notes are prepared in accordance with GAAP, and (2) confirm that the Company’s interim financial statements and related notes included in Form 10-Q have been reviewed by the Company’s independent auditors using professional standards and procedures for conducting such reviews, as established by GAAP and consistent with SEC rules (Regulation S-X Rule 10-01(d), 17 CFR 210.10-01(d)).

     (e) Compliance with Laws and Regulations Relating to Financial Reporting and Tax Matters. In its oversight of the Company’s compliance with laws and regulations, the Committee shall review periodically the Company’s procedures for monitoring compliance with laws and regulations. The Committee shall consider and discuss significant findings of reviews or examinations of the Company or its subsidiaries by regulatory agencies, such as the Office of Thrift Supervision, the SEC, and the NASD.

     (f) Compliance Oversight and Approval of Related Party Transactions. The Committee shall discuss with management and the internal auditors the Company’s processes regarding compliance with applicable laws and with the Company’s Code of Business Ethics and Conduct,

obtain reports from management, the Company’s chief internal auditor, and the independent auditors regarding compliance by the Company with applicable legal requirements (including suspicious activity reports and regulatory examination reports) and with the Company’s Code of Business Ethics and Conduct, from time to time advise the board of directors with respect to the same, and obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Securities Exchange Act of 1934.

     The Committee shall be responsible for evaluating and deciding whether to approve related party transactions, meaning a transaction of the kind required by the SEC’s Regulation S-K, Item 404, to be disclosed.

     (g) Internal Auditors. In its oversight of the internal audit function, the Committee shall

     1) Consider the Adequacy of the Company’s Internal Audit Function and Review Significant Management Reports: ensure that internal audits are performed on a regular basis, including appropriate review and approval of the Company’s internal transactions and accounting, and periodically consider the responsibilities, budget, and staffing of the Company’s internal audit function and whether the internal audit department has sufficient resources to carry out its responsibilities. The Committee shall review significant reports to management prepared by the internal auditing department, as well as management’s responses,

     2) Annually Review the Internal Audit Plan: annually review the internal audit plan and its scope, and

     3) Have Veto Authority over Important Internal Audit Personnel Changes: exercise veto authority over the appointment, replacement, reassignment, or dismissal of the chief internal auditor (or outside firm, which may not be the Company’s independent auditors) having primary responsibility for the Company’s internal audit function.

     (h) Independent Auditors. In its oversight of the Company’s independent auditors, the Committee shall

     1) Exclusive Authority over Engagement of the Company’s Independent Auditors: have exclusive authority (subject, if applicable, to shareholder ratification) over the appointment, compensation, retention, and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services, including resolution of any disagreements between management and the independent auditors regarding financial reporting. The independent auditors may not provide the non-audit services described in section 10A(g) of the Securities Exchange Act of 1934. The independent auditors may provide other non-audit services, including tax services, if and only if approved in advance by the Committee. The independent auditors shall report directly to the Committee. The Committee may delegate to a subcommittee consisting of one or more of its members the authority to approve audit and non-audit services, provided that decisions of the subcommittee are presented to the full Committee for action at its next meeting,

     2) Auditor Independence: (a) obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company, including the amount and nature of all related compensation and (b) discuss with the independent auditors the impact on the auditors’ objectivity and independence of any disclosed relationships as required by professional standards. The Committee shall evaluate the qualifications, performance, and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the board,

     3) Independent Auditor’s Internal Reviews, Peer Reviews, and Investigations: obtain and review a report from the independent auditors at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning an independent audit carried out by the firm, and (c) any steps taken to deal with any those issues,

     4) Independent Auditor Rotation: review and evaluate the lead (or coordinating) partner of the independent auditors and confirm that the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for review of the audit complies with section 10A(j) of the Securities Exchange Act of 1934. The Committee shall consider whether it is appropriate to implement a policy of rotating the independent auditing firm on a regular basis to ensure continuing auditor independence, and

     5) Veto Authority Over the Hiring of Former Independent Auditor Personnel: exercise veto authority over a proposal of the Company or any of its subsidiaries to employ anyone who has served as a member of the independent auditors’ audit team assigned to the Company’s audit within the previous year.

     (i) Other Responsibilities. The Committee also shall

     1) Assess the Company’s Financial Exposure: without superseding the authority of any other board committee having primary oversight authority, review and discuss with management, and as appropriate with independent auditors, the Company’s policies and practices for risk assessment and risk management, including the Company’s major financial risk exposures, the effect of off-balance sheet structures on the Company’s financial statements, steps taken by management to monitor and control exposures, and the Company’s litigation management and insurance management processes,

     2) Monitor Litigation and Special Investigations: monitor major litigation and significant internal or external special investigations, and if deemed appropriate initiate special investigations into matters within the Committee’s scope of responsibilities or as delegated by the board of directors, and perform other oversight functions as requested by the full board, and

     3) Conduct an Annual Self-Evaluation and an Assessment of this Charter: perform an annual self-evaluation, annually reassess the adequacy of the Audit Committee Charter, and if appropriate propose changes in the Charter to the board.

     5. FUNDING AND RESOURCES. The Company shall provide to the Committee appropriate funding, as determined by the Committee, for payment of (a) compensation of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, (b) compensation of any advisers employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. In addition to the Committee’s exclusive authority to engage the Company’s independent auditors, the Committee shall have the right to engage its own independent accounting experts, lawyers, and other consultants to assist and advise the Committee in the discharge of its responsibilities.

     6. THE ROLE OF THE AUDIT COMMITTEE IS LIMITED. Although the powers and responsibilities of the Committee set forth in this Charter are extensive, it is not the Committee’s duty to plan or conduct audits, to determine that the Company’s financial statements and disclosures are complete and accurate, or to determine that the Company’s financial statements are prepared in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Likewise, it is the duty of management to ensure compliance with laws and compliance with the Company’s Code of Business Ethics and Conduct.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITED COMMUNITY FINANCIAL CORP.

     UNITED COMMUNITY FINANCIAL CORP. 2004 ANNUAL MEETING OF SHAREHOLDERS
April 29, 2004

     The undersigned shareholder of United Community Financial Corp. (“UCFC”) hereby constitutes and appoints David G. Lodge and Patrick A. Kelly, or either of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of UCFC to be held at Mr. Anthony’s, 7440 South Avenue, Boardman, Ohio , on April 29, 2004, at 10:00 a.m. Eastern Time (the “Annual Meeting”), all of the shares of UCFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.	The reelection of three directors for terms expiring in 2006:

☐	FOR all nominees listed below (except as marked to the	☐	WITHHOLD authority to vote for all nominees listed below:
contrary below):

Richard M. Barrett
Thomas J. Cavalier
Douglas M. McKay

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	The ratification of the selection of Crowe, Chizek and Company LLP, certified public accountants, as the auditors of UCFC for the current fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” the nominees and the proposals listed above.

IMPORTANT: Please sign and date this Proxy on the reverse side.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2004 Annual Meeting of Shareholders of UCFC and of the accompanying Proxy Statement is hereby acknowledged.

☐ In order to accommodate all shareholders, please check if you plan on attending the Annual Meeting.

     Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE USA.